SUB-ITEM 77Q1(a)

Appendix A, dated February 27, 2007, to the Master Amended and Restated By Laws for MFS Municipal Income Trust, dated January 1, 2002 as revised June 23, 2004, is contained in the Registration Statement for MFS Series Trust XIV (File No. 811-22033), as filed with the Securities and Exchange Commission via EDGAR on March 15, 2007, under Section 8 of the Investment Company Act of 1940, as amended. Such document is incorporated herein by reference.